Exhibit 99.1

Press Release

Contact:	Matthew M. Partridge Senior Vice President and Chief Financial Officer (386) 944 5643 mpartridge@ctorealtygrowth.com
FOR IMMEDIATE RELEASE	CTO REALTY GROWTH ANNOUNCES SUCCESSFUL SHAREHOLDER VOTE IN CONNECTION WITH REIT CONVERSION AND DECLARES $55.8 MILLION SPECIAL DISTRIBUTION

DAYTONA BEACH, FL – November 10, 2020 – CTO Realty Growth, Inc. (NYSE American: CTO) (“CTO” or the “Company”) today announced that, in connection with the Company’s conversion to a real estate investment trust (“REIT”), the Company’s shareholders have approved the merger of the Company with and into a wholly owned Maryland subsidiary (the “Merger”). In addition, the Company’s Board of Directors has declared a special distribution on its shares of common stock in an aggregate amount of $55.8 million, or approximately $11.83 per share (the “Special Distribution”), payable in cash and shares of the Company’s common stock.

The shareholder vote on the Merger took place at a special meeting of shareholders held on November 9, 2020, at which the Company’s shareholders approved the merger of the Company with and into CTO NEWCO REIT, Inc., a Maryland corporation and wholly owned subsidiary of the Company (“NEWCO”), with NEWCO as the surviving entity. Upon effectiveness of the Merger, which is expected to occur following receipt of any necessary third-party consents, existing shares of CTO common stock will be automatically converted, on a one-for-one basis, into shares of NEWCO common stock, and NEWCO will be renamed “CTO Realty Growth, Inc.”  NEWCO’s charter, which will be the charter of the surviving entity, includes certain standard REIT provisions, including ownership limitations and transfer restrictions applicable to its capital stock.

The Special Distribution is intended to ensure that the Company has distributed all of its previously undistributed earnings and profits attributable to taxable periods ended on or prior to December 31, 2019, as required in connection with the Company’s election to be to be taxable as a REIT commencing with its taxable year ending December 31, 2020. The Company expects that the Special Distribution will be payable on December 21, 2020 (“Distribution Date”) to shareholders of record as of the close of business on November 19, 2020 (the “Record Date”).

The Company expects to pay the Special Distribution in a combination of cash and common stock, with each shareholder being permitted to elect to receive the shareholder’s entire entitlement under the Special Distribution in either cash or common stock, subject to a limit on the total cash available for distribution. The total amount of cash payable in the Special Distribution will be limited to an aggregate of $5.58 million (the “Maximum Cash Amount”), excluding any cash paid for fractional shares. The Maximum Cash Amount represents 10% of the aggregate amount of the Special Distribution. If the total amount of cash elected by shareholders exceeds the Maximum Cash Amount, then the available cash will be prorated among those shareholders that elected to receive their distribution in cash, with those shareholders receiving the balance of the Special Distribution in common stock.

The amount, details and consequences of the Special Distribution will be described in the election form and accompanying materials (the “Election Materials”) that will be mailed to shareholders in connection with the Special Distribution promptly after the Record Date. Elections must be made on or before 5:00 PM ET on December 7, 2020 (the “Election Deadline”) to be effective. Shareholders who fail to return a properly completed election form or make an election through the Internet (website to be provided in the Election Materials) before the Election Deadline will be deemed to have made an election to receive the Special Distribution entirely in common stock. The total number of shares of common stock to be distributed on the Distribution Date will be determined based upon the volume-weighted average price of the common stock during the three consecutive trading days immediately following the Election Deadline.

Generally, CTO expects that a substantial majority of the Special Distribution will be taxable as a dividend to its shareholders, whether paid in common stock, cash or a combination of cash and common stock. Additional information about the Special Distribution, including material U.S. federal tax consequences, will be provided in the accompanying materials that will be mailed to shareholders promptly after the Record Date.

In connection with the REIT conversion and the Merger, CTO applied to list NEWCO’s common stock on the New York Stock Exchange (the “NYSE”) under CTO’s current ticker symbol, “CTO.”  This application has been approved, and NEWCO’s common stock is expected to begin trading on the NYSE shortly after completion of the Merger.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a Florida-based publicly traded real estate company, which owns income properties comprised of approximately 2.4 million square feet in diversified markets in the United States and an approximately 23.5% interest in Alpine Income Property Trust, Inc., a publicly traded net lease real estate investment trust (NYSE: PINE).

Forward-Looking Statements

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include: (1) the expected timing and likelihood of completion of the Merger; (2) risks related to disruption of management’s attention from ongoing business operations due to the REIT conversion; (3) the Company’s ability to remain qualified as a REIT; (4) the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; (5) general adverse economic and real estate conditions; (6) the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; (7) the completion of 1031 exchange transactions; (8) the availability of investment properties that meet the Company’s investment goals and criteria; (9) the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and (10) an epidemic or pandemic (such as the outbreak and worldwide spread of the novel coronavirus (“COVID-19”)), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period. For additional information regarding factors that may cause the Company’s actual results to differ materially from those set forth in the Company’s forward-looking statements, the Company refers you to the information contained under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in the Company’s Definitive Proxy Statement on Schedule 14A dated October 19, 2020, each as filed with the Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.